Exhibit 10(i)

FORM OF FPL GROUP, INC.
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AWARD

AGREEMENT

AGREEMENT dated as of ____________________, between FPL Group, Inc. (hereinafter called the "Company"), and ____________________ (hereinafter called the "Participant").

1.    Grant of Performance Award - The Company hereby grants to the Participant a Performance Award ("Award") which shall confer upon the Participant the rights set forth below to receive shares of Common Stock ("Performance Shares"). These Performance Shares shall be credited to the Performance Share Account maintained on behalf of the Participant under the Company's Amended and Restated Long Term Incentive Plan, as amended from time to time (the "Plan"). This Award shall be deemed to have been granted on January 1, _____ and shall have a term ending on December 31, [two years later] (such period hereinafter referred to as the "Award Term").

2.    Rights to Payment of Performance Award - Payment of the Performance Award shall be conditioned upon the achievement of annual corporate and business unit indicators established by the Company for the Participant under the FPL Group, Inc. Annual Incentive Plan for each of the three calendar years of the Award Term. Subject to the provisions of the Plan, the Participant shall have the right to payment of that percentage, which may not exceed 160%, of this Award which is equal to the average of the Participant's percentage achievement under the Annual Incentive Plan for each year encompassed by the Award Term. In addition, the maximum number of shares of Common Stock which a Participant may receive in any year from this Award and all other stock-based Awards which are also subject to performance criteria is 250,000 shares. The Compensation Committee of the Board or such other Board committee designated to administer the Plan (the "Committee") has the discretion to reduce the payout, but not to increase it.

3.    Payment of Award - Payments made hereunder shall be payable in shares of Common Stock, and the Company shall be authorized to withhold from any distribution of Shares, in order to meet the Company's obligations for the payment of withholding taxes, Shares with a Fair Market Value equal to the minimum statutory withholding for taxes (including federal and state income taxes and payroll taxes applicable to the supplemental taxable income relating to such distribution) and any other tax liabilities for which the Company has an obligation relating to such distribution. For the purpose of this Agreement, the date of determination of Fair Market Value shall be the date as of which the Participant's rights to payments under this Award are determined by the Committee.

Payment of amounts due shall be made as soon as administratively practicable following the Committee's determination of the Participant's rights to payments, or at such earlier time as the Committee may determine appropriate.

4.    Termination of Employment - In the event the Participant terminates his employment with the Company during the Award Term, his rights to payment of the Award will be determined as follows:

(a)     If his termination of employment is due to resignation, discharge, or early retirement at the Participant's request, all rights to payments under this Award shall be forfeited.

(b)    If his termination of employment is due to retirement on or after his normal retirement age (as defined under the provisions of the FPL Group Employee Pension Plan), early retirement at the Company's request, or total and permanent disability, he shall be entitled to that number of Performance Shares which is equal to the number of Performance Shares granted under this Agreement, prorated for the period of service during the Award Term, and his rights to payments under Section 2 hereof shall be based solely on the number of full years of service completed during the Award Term. Payment of Awards shall be made at the time and manner specified in Section 3 hereof.

If a Participant's employment is terminated during the Award Term for any reason other than as set forth in paragraphs (a) and (b) above, or if an ambiguity exists as to the interpretation of those paragraphs, the Committee shall have the right to determine whether the Participant's Award shall be forfeited or whether the Participant shall be entitled to a pro rata payment based upon full years of service completed during the Award Term.

5.    Adjustments - In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or similar corporate change, then the number and price of Performance Shares then held in the Participant's Performance Share Account and the number of Performance Shares that may be granted under the Plan shall be adjusted proportionately. No adjustment will be made in connection with the payment by the Company of any cash dividend on its Common Stock or in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

6.    No Rights of Stock Ownership - This grant of Performance Shares will not entitle the Participant to any interest in or to any dividend, voting, or other rights normally attributable to Common Stock ownership.

7.    Nonassignability - The Participant's rights and interest in the Performance Shares may not be assigned, pledged, or transferred except, in the event of death, to a designated beneficiary or by will or by the laws of descent and distribution.

8.    Effect Upon Employment - This Agreement is not to be construed as giving any right to the Participant for continuous employment by the Company or a Subsidiary. The Company and its Subsidiaries retain the right to terminate an employee at will and with or without cause at any time.

9.    Protective Covenants - In consideration of this Award granted under this Agreement, the Participant covenants and agrees as follows: (the "Protective Covenants"):

(a)    During Participant's employment with the Company, and for a two-year period following the termination of the Participant's employment with the Company, Participant agrees not to compete or attempt to compete for, or act as a broker or otherwise participate in, any projects in which the Company has at any time done any work or undertaken any development efforts. Furthermore, during the Participant's employment with the Company, Participant shall not directly or indirectly solicit any of the Company's customers, vendors, contractors, agents, or any other parties with which the Company has an existing or prospective business relationship, for the benefit of Participant or for the benefit of any third party, nor shall the Participant accept consideration or negotiate or enter into agreements with such parties for the benefit of Participant or any third party.

(b)    During the Participant's employment with the Company and for a two-year period following the termination of the Participant's employment with the Company, the Participant shall not, directly or indirectly, on behalf of the Participant or for any other business, person or entity, entice, induce or solicit or attempt to entice, induce or solicit any employee of the Company to leave the Company's employ or to hire or to cause any employee of the Company to become employed for any reason whatsoever.

(c)    Participant shall not, at any time in the future and in any way, disparage the Company or its current or former officers, directors, and employees, orally or in writing, or make any statements that may be derogatory or detrimental to the Company's good name or business reputation.

(d)    Participant acknowledges that the Company would not have an adequate remedy at law for monetary damages if Participant breaches these Protective Covenants. Therefore, in addition to all remedies to which the Company may be entitled for a breach or threatened breach of these Protective Covenants, including but not limited to monetary damages, the Company will be entitled to specific enforcement of this these Protective Covenants and to injunctive or other equitable relief as a remedy for a breach or threatened breach. In addition, upon any breach of these Protective Covenants or any separate Confidentiality Agreement between the Company and the Participant, all rights to payments under this Award shall be forfeited.

(e)    For purposes of this Section 9, the term "Company" shall include all subsidiaries and affiliates of the Company, including, without limitation, Florida Power & Light Company and FPL Energy, LLC, and their respective subsidiaries and affiliates.

(f)    Notwithstanding anything to the contrary contained in this Agreement, the terms of these Protective Covenants shall survive the termination of this Agreement and shall remain in effect.

10.   Successors - This Agreement shall be binding upon any successor of the Company.

11.    Incorporation of Plan's Terms - This Agreement is made under and subject to the provisions of the Plan, and all the provisions of the Plan are also provisions of this Agreement (including, but not limited to, the provisions of Section 9 of the Plan pertaining to a Change of Control). If there is a difference or conflict between the provisions of this Agreement and the mandatory provisions of the Plan, the provisions of the Plan will govern. If there is a difference or conflict between the provisions of this Agreement and a provision of the Plan as to which the LTIP Committee is authorized to make a contrary determination, the provisions of this Agreement will govern. All terms used herein are used as defined in the Plan as it may be amended from time to time. The Company and Committee retain all authority and powers granted by the Plan as it may be amended from time to time not expressly limited by this Agreement.

12.    Interpretation - The Committee has the sole and absolute right to interpret the provisions of this Agreement.

13.    Governing Law/Jurisdiction - This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without regard to its conflict of laws principles. All suits, actions, and proceedings relating to this Agreement may be brought only in the courts of the State of Florida located in Palm Beach County or in the United States District Court for the Southern District in West Palm Beach, Florida. The Company and Participant shall consent to the nonexclusive personal jurisdiction of the courts described in this section for the purpose of all suits, actions, and proceedings. The Company and Participant each waive all objections to venue and to all claims that a court chosen in accordance with this section is improper based on a venue or a forum non conveniens claim.

14.    Consent to Amendment of Outstanding Awards. The Participant hereby agrees and acknowledges that the provisions of any outstanding Award granted to the Participant under the Plan prior to May 21, 2004, and the provisions of any related Award Agreement, insofar as such provisions relate to the definitions of "Cause," "Disability," and "Fair Market Value," or relate to a Change of Control, or relate to the ability of the Committee to modify outstanding Awards in connection with corporate transactions or events, shall be deemed amended as of the date of grant of such Award to incorporate the provisions of Section 2, subsections 2.04, 2.11 and 2.14, Section 9 and Section 10 of the Plan as in effect May 21, 2004, and to remove any provisions in conflict therewith.

By signing this Agreement, the Participant accepts and agrees to all of the foregoing terms and provisions and to all the terms and provisions of the Plan incorporated herein by reference and confirms that he has received or has access to a copy of the Plan.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

FPL GROUP, INC.

BY:

ACCEPTED: